Exhibit 5.1

CONYERS DILL & PEARMAN LLP SIX, 2nd Floor, Cricket Square PO Box 2681, Grand Cayman KY1-1111 Cayman Islands T +1 345 945 3901 conyers.com

19 September 2025

1-345-814-7786
Cora.Miller@conyers.com

Yueda Digital Holding

Suite 301

No. 26 Dongzhimenwai Street

Chaoyang District Beijing 100027

The People’s Republic of China

Dear Sir / Madam

Re: Yueda Digital Holding (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with the Company’s registration statement on Form F-3 as amended (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) relating to the registration under the US Securities Act of 1933 (as amended) (the “Securities Act”) of a prospectus filed with the Commission (the “Prospectus”) relating to the Company’s offering and sale of up to US$300,000,000 in the aggregate of (i) an indeterminate number of Class A ordinary shares of the Company of par value US$0.04 each (the “Class A Shares”), (ii) an indeterminate number of Class B ordinary shares of the Company of par value US$0.04 each (the “Class B Shares”), (iii) debt securities, which may include debt securities exchangeable for or convertible into Class A Shares or Class B Shares, and which may be secured or unsecured, and which may be senior debt securities, senior subordinated debt securities or subordinated debt securities of the Company (collectively, the “Debt Securities”) with the terms of such Debt Securities to be set out in the agreement creating such Debt Securities, (iv) warrants entitling the holder to subscribe for Class A Shares, Class B Shares or Debt Securities (or any combination thereof) in the Company (collectively, the “Warrants”) with the terms of such Warrants to be set out in the agreement creating such Warrants and (v) units consisting of one or more of the securities in any combination (the “Units”, and together with the Class A Shares, Class B Shares, Debt Securities and Warrants, the “Securities”) to be issued under unit agreements to be entered into between the Company and the unit agent for such Units thereunder (collectively, the “Offering”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon a copy of the following documents:

1.1.	the Registration Statement; and

1.2.	the Prospectus.

The documents listed in items 1.1 through 1.2 above are herein sometimes collectively referred to as the “Transaction Documents” (which terms do not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed:

1.3.	the certificate of incorporation of the Company dated 12 April 2007, the certificate of incorporation on change of name of the Company dated 27 May 2019 and the Third Amended and Restated Memorandum and Articles of Association of the Company approved by special resolution passed on 3 September 2025 (the “Constitutional Documents”);

1.4.	a copy of unanimous written resolution of the directors of the Company dated 19 September 2025 (the “Resolutions”);

1.5.	a copy of a Certificate of Good Standing (the “Good Standing Certificate”) issued by the Registrar of Companies in relation to the Company on 18 September 2025 (the “Certificate Date”);

1.6.	the results of our electronic searches against the Company at the Registrar of Companies conducted on 18 September 2025 and the electronic Register of Writs and other Originating Process of the Grand Court of the Cayman Islands conducted on 18 September 2025;

1.7.	a copy of a certificate of incumbency of the Company issued by Conyers Trust Company (Cayman) Limited dated 18 September 2025 (the “Incumbency Certificate”);

1.8.	a certificate from a director of the Company dated 17 September 2025, a copy of which is attached hereto (the “Director’s Certificate” and together with the Constitutional Documents, the Good Standing Certificate, the Incumbency Certificate and the Resolutions, the “Corporate Documents”); and

1.9.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Resolutions and Transaction Documents and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

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2.6.	the legality, validity and binding effect under the laws of the United States of the Transaction Documents and that the Transaction Documents will or have been duly filed with and declared effective by the Commission prior to, or concurrent with, the sale of the Securities;

2.7.	that the Company will issue the Securities pursuant to the Transaction Documents and in furtherance of its objects as set out in its Constitutional Documents;

2.8.	that all shareholder and director resolutions of the Company necessary to adopt the and/or approve the Constitutional Documents have been duly and validly adopted and remain in full force and effect such that the authorised and issued share capital of the Company is as contemplated in the Registration Statement and the Prospectus and that the Constitutional Documents will not be amended in any manner that would affect the opinions set forth herein;

2.9.	that, upon the issue of any Securities to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall not be less than the par value thereof;

2.10.	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Securities of the Company;

2.11.	the Offering and the transactions contemplated under the Transaction Documents complies with the requirements of the applicable rules of the Nasdaq Stock Market;

2.12.	the Company is, and after filling of the Registration Statement will be, able to pay its debts as they become due;

2.13.	the Company has not taken any action to appoint a restructuring officer;

2.14.	the validity and binding effect under the laws of the United States of America of the Transaction Documents and that the Transaction Documents will or have been duly filed with and declared effective by the Commission prior to, or concurrent with, the sale and/or issuance of the Securities (as applicable);

2.15.	the Company will have sufficient authorized capital to effect the issue of each of the Class A Shares and Class B Shares at the time of issuance pursuant to the Transaction Documents, whether as a principal issue or on the exercise of Debt Securities, Warrants or Units;

2.16.	that there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the documents reviewed by us;

2.17.	that the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in the Cayman Islands;

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2.18.	that all necessary corporate action will be taken by or on behalf of the Company to authorise and approve any issuance of Securities, the terms of the Offering and related matters and that the applicable definitive purchase, underwriting or similar agreement and, if (i) Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto or (ii) if Warrants are to be issued, the applicable warrant documentation and any applicable supplements thereto or (iii) if Units are to be issued, the applicable unit documentation and any applicable supplements thereto, in each case, will be duly approved, executed and unconditionally delivered by or on behalf of the Company and all other parties thereto; and

2.19.	save for the Corporate Documents and the statutory registers of the Company, there are no records of the Company, resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the documents reviewed by us or restrict the powers and authority of the directors of the Company in any way or which would affect any opinion given herein.

3.	QUALIFICATIONS

3.1.	We express no opinion with respect to the issuance of Securities pursuant to any provision of the Transaction Documents that purports to obligate the Company to issue Securities following the commencement of a winding up or liquidation of the Company.

3.2.	Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Class A Shares or Class B Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

3.3.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

3.4.	This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (as revised) (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

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4.2.	When issued and paid for in accordance with the Transaction Documents and recorded in the register of members of the Company, the Class A Shares and the Class B Shares will be validly issued, fully-paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3.	When duly issued and paid for in accordance with the Transaction Documents, the Debt Securities, Warrants and Units will be validly issued and will constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as exhibit 5.1 to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving this consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the Rules and Regulations of the Commission promulgated thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours faithfully,

/s/ Conyers Dill & Pearman LLP

Conyers Dill & Pearman LLP

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Director’s Certificate

Yueda Digital Holding

Suite 301

No. 26 Dongzhimenwai Street

Chaoyang District Beijing 100027

To:          Conyers Dill & Pearman LLP

SIX, 2nd Floor, Cricket Square

PO Box 2681, Grand Cayman

KY1-1111

Cayman Islands

17 September 2025

Yueda Digital Holding (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the “Opinion”) in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify that:

1	All shareholder and director resolutions of the Company necessary to adopt the and/or approve the Constitutional Documents have been duly and validly adopted and remain in full force and effect such that the authorised and issued share capital of the Company is as contemplated in the Registration Statement and the Prospectus and the Constitutional Documents remain in full force and effect and are unamended.

2	The authorised share capital of the Company is $40,000,000 divided into 900,000,000 Class A ordinary shares of a nominal or a par value of US$0.04 each and 100,000,000 Class B ordinary shares of a nominal or par value of US$0.04 each as at the date of this certificate.

3	The Resolutions were duly passed in the manner prescribed in the Constitutional Documents (including, without limitation, with respect to the disclosure of interests (if any) by the directors of the Company) and have not been amended, varied or revoked in any respect.

4	The directors of the Company at the date of the Resolutions and at the date hereof were and are as follows:

4.1	Man Guo;

4.2	Songzuo Xiang;

4.3	Baozhen Guo;

4.4	Hao Huang; and

4.5	Chunhua Tian.

5	The Company has, and will have at the time of the issue of the Class A Shares and Class B Shares, sufficient authorised but unissued share capital to be able to issue such Class A Shares and Class B Shares.

6	The shareholders of the Company (the “Shareholders”) have not restricted or limited the powers of the directors of the Company in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the documents in connection with the Offering.

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7	You have been provided with complete and accurate copies of all minutes of meetings or written resolutions or consents of the shareholders and directors (or any committee thereof) of the Company (which were duly convened, passed and/or (as the case may be) signed and delivered in accordance with the Constitutional Documents) and the certificate of incorporation, Memorandum and Articles of Association (as adopted on incorporation and as subsequently amended) and statutory registers of the Company.

8	Each director of the Company considers the transactions contemplated by the Transaction Documents to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

9	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction and neither the directors nor Shareholders have taken any steps to have the Company struck off or placed in liquidation. Further, no steps have been taken to wind up the Company or to appoint restructuring officers or interim restructuring officers, and no receiver has been appointed in relation to any of the Company’s property or assets.

10	No invitation has been made or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Securities.

11	The Company is not a central bank, monetary authority or other sovereign entity of any state and is not a subsidiary, direct or indirect, of any sovereign entity or state.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion, unless I shall have previously notified you in writing personally to the contrary.

Signature:	/s/ Man Guo
Name:	Man Guo
Title:	Director

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